Exhibit 99(a)(5)(xii)

Work in progress - For discussion purposes only kpn Project Celtic Performance considerations The Hague, 9 April 2009 Strictly private & confidential JX243 1 Q1 2008  Highly Confidential KPN00191227

Mergers & Acquisitions kpn Introduction In October 2008, three strategic scenarios for Celtic were presented and discussed in the Board of Management. The scenarios were:  Buy remaining stake (“public-to-private” transaction) Sell current KPN stake Maintain “status quo” (maintain structure and improve operations)  Board of Management (October 2008) mandated: investigate possible replacement of Celtic management without pursuing the process of acquiring the remaining stake get business “back on track” In this presentation, we will review developments since October and strategic fit with KPN, and examine preliminary value creation potential  Objective is to determine if we are committed to the carrier business Q1 2008  Highly Confidential KPN00191228

Mergers & Acquisitions kpn Developments since October 2008 Management Management from October 2008 still in place  CFO replacement not pursued COO appointment status: final steps in progress Financial FY 2008 operational and financial performance was mixed(1) Year-over-year traffic volume decreased slightly by 1.3% Year-over-year revenue decreased by 5% Year-over-year EBITDA decreased by 19% In December 2008, an impairment was made on Celtic KPN recognized an impairment charge of $89 mn (approx. € 67 mn) which represents the 56% KPN share of the total impairment charge of $159 mn  Additional Q1 09 impairment estimated to be $14 mn (56% share of $ 25 mn) Share price Since October 2008, the share price of Celtic has lost more than half its value  Share price of $0 83 as of 2 Apr 2009 (total equity value of $59 mn) Analyst target price development (Jefferies): $4.00 April 2008 $2.00 October 2008 $1.25 February 2009 Jefferies dropped analyst coverage of Celtic in February 2009, there are currently no analysts covering company 1. Based on Jefferies & Company research report dated 27 January 2008 3 Q1 2008  Highly Confidential KPN00191229

Mergers & Acquisitions kpn Strategic rationale Acquisition rationale to SvB(1) Current situation Greater scale Creation of Tier 1 wholesale player with the ambition to become a top three carrier Greater scale achieved Complementary footprints Complementary sales forces and network footprints to generate new sales Achieved, but sales down (14.5% decline YoY for Q4 08) Cost synergies Cost synergies via scale and operational efficiencies Expected synergies are being realized with some delay Cross-selling Knowledge and client base sharing to gain access to new markets Teams have been integrated, cross-selling in progress Strong financial profile Growth strategy via solid balance sheet and cash flow With trading traffic declining, financial profile potentially at risk Other Carrier business dependent on scale and efficiency, acquire/partner or “get out” Scale achieved, efficiency improvements still underway 1 Based on Supervisory Board presentation dated 14 June 2006 (Project Volcano”) 4 Q1 2008  Highly Confidential KPN00191230

Mergers & Acquisitions kpn Market developments Total market traffic International call volumes  Source: TeleGeography Raise Your Voice iBasis Among the largest carriers Traffic volume by selected multinational carriers Source: iBasis Investor Presentation (www.iBasis.com) iBasis Traffic On Track Off Track Source Basis Business Update Board Meeting, February 5, 2009 International wholesale traffic is still growing, even in 2008 (approx. 10% in 2008) iBasis still one of the largest international wholesale carriers iBasis traffic stabilized in 2008 compared to 2007 at 24 billion minutes, therefore market share decreased Other market developments VoIP share still growing TDM share decreases, but overall still growing and substantial part of the overal business Deregulation and increased competition has caused prices for long distance telephone service to steadily decline Gross margins under pressure caused by (regional) operators 5 Q1 2008  Highly Confidential KPN00191231

Mergers & Acquisitions [kpn logo] Business case financials * [insert table]

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Mergers & Acquisitions [kpn logo] Redacted for Business Strategy Immunity

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Mergers & Acquisitions Preliminary [kpn logo] Redacted for Business Strategy Immunity

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Mergers & Acquisitions kpn Conclusion and next steps Preliminary value creation potential suggests that we should “hold on” to business Our beliefs Carrier business is non-core, however, we would like to remain active in the business for the coming years We think the market is currently undervaluing Celtic We believe performance can be improved and therefore value creation can be realized The likelihood of improving performance will increase with full ownership  Next steps To be validated with Eelco / Joost Develop legal governance code Validate value creation potential Identify actions required to implement performance improvement Assess ownership structure going forward (see second presentation) 9 Q1 2008  Highly Confidential KPN00191235

Mergers & Acquisitions [kpn logo] Appendix 10

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Mergers & Acquisitions kpn Operational and financial performance Traffic overview Relative Growth Total Trading 12 month average Growth m-12 10% 5% 0% -5% -10% -15% -20% -25% Jan-08 mrt-08 mai-08 jul-08 sep-08 nov-08 jan-09 mrt-09 mai-09 jul-09 sep-09 nov-09  Revenues 351 379 325 385 358 361 386 350 338 410 364 300 428 338 Q4 ’07 Q1 ’08 Q2 ’08 Q3 ’08 Q4 ‘08 Reported results Business plan (1) Equity research (2) Share price overview(3) 21/06/06 Announcement 01/10/07 Closing 09/10/07 Dividend Pay-out 29?04/08-19/08/08 Share buyback 30/10/08 Closing price $0 70 Since acq. -91% YTD -42% 2008 -73% 2007 -40% 2006 +55% 01/02/2006 02/07/2006 02/01/2007 02/07/2007 02/01/2008 02/07/2008 02/01/2009 30/03/08 IBAS US Equity NASDAQ EBITDA 14 n/a 13 11 16 15 13 17 14 10 20 14 8 21 10 Q4 ’07 Q1 ’08 Q2 ’08 Q3 ’08 Q4 ‘08 Reported results Business plan (1) Equity research (2) 1. Business Plan Celtic 2008 2. Jefferies and Company 3 NASDAQ index rebased to Celtic share price of $ 5.49 on 1 January 2006 11 Q1 2008  Highly Confidential KPN00191237

Mergers & Acquisitions kpn YTD and 2008 operational and financial performance Traffic and revenues continue to decline, YTD EBITDA on track Growth in #.mins Relative Growth - Total Trading Minutes 10% 5% 0% (5%) (10%) (15%) (20%) (25%) Jan 08 Apr 08 Jul 08 Oct 08 Jan 09 $mn Revenue $120 $100 $80 $60 Jan 08 Apr 08 Jul 08 Oct 08 Jan 09 Apr 09 Jul 09 Oct 09 Growth in # mins Relative growth KPN outsourced (total) 40% 30% 20% 10% 0% Jan 08 Apr 08 Jul 08 Oct 08 Jan 09 12 month average monthly EBITDA $ mn $8 $6 $5 $2 $0 Jan 08 Apr 08 Jul 08 Oct 08 Jan 09 Apr 09 Jul 09 Oct 09 Business plan reported results YTD EBITDA above plan Revenue is 17% below plan Continued and significant deterioration in total minutes traded 12 Q1 2008  Highly Confidential KPN00191238

Mergers & Acquisitions kpn Public valuation development of (non-)KPN stake Non-KPN stake currently valued at €16.5 mn, perhaps undervalued Exch. Rate Share price # shares (mn) Market cap ($ and € mn) KPN share Value KPN ($ and € mn) Value non-KPN ($ and € mn) Acquisition Value (1) (09/10/07) 0.7096 $ 7.82 € 5.55 74.8 $ 585.3 € 415.3 51%$ 298.5 € 211.8 $ 286.8 € 203.5 October 2008 Value (27/10/08) 0.7957 $ 1.56 € 1.24 71.2 $ 111.1 € 88.4 56% $ 62.6 € 49.8 $ 48.5 € 38.6 Current value (2/4/09) 0.7561 $ 0.83 € 0.63 71.2 $ 59.1 € 44.7 56% $ 33.3 € 25 2 $ 25.8 €19.5 Value of remaining stake is now $25.8 mn (€19.5 mn) Last Jefferies target price of $1.25 per share (Feb. 2009) represents -50% premium to share price as of 2 April 2009 Value ranges of non-KPN stake ($ and € mn) Premium to currant share price 0% 25% 50% 75% 100% Price per share $ $ 0.83 $1.04 $1.25 $1.45 $1.66 Value of non-KPN share ($ and € mn)  $ 25.8 $32.2 $38.7 $45.1 $51.6 ($ and € mn) € € 19.5 € 24.4 € 29.3 € 34.1 € 39.0 Share price as of 2 April 2009 Last Jefferies target price (Feb 09, $1.25 per share) 1. Closing date was 1 October 2008 acquisition value assumed to be post-dividend market capitalization 13 Q1 2008  Highly Confidential KPN00191239

Mergers & Acquisitions kpn Preliminary Financial comparison $ mn Revenue 994 1,141 1,299 1,391 1,324 1,317 1,257 1,319 1,375 1,320 1,289 1,322 1,304 1,325 1,316 1,339 1,329 1,357 n.a. 2004A 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E Business case (and actuals) (1) Jefferies and Co. $ mn Gross margin 121 103 133 142 136 130 133 127 137 126 139 130 141 135 142 137 143 139 n.a. 2004A 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E Business case (and actuals) (1) Jefferies and Co. 1. Actual figures for 2004 - 2007 are based on pro forma figures 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006.  2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009 2. Jefferies & Co rennd dated 27 January  2009 14 Q1 2008  Highly Confidential KPN00191240

Mergers & Acquisitions kpn Financial comparison (cont’d) $ mn EBITDA 63 39 61 52 38 51 38 46 41 44 41 46 42 50 42 49 43 49 n.a. 2004A 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E Business case (and actuals) (1) Jefferies and Co. (2) $ mn Cash flow (3) 56 31 46 n.a. 22 66 23 61 23 60 20 64 18 68 16 67 14 66 n.a. 2004A 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E Business case (and actuals) (1) Jefferies and Co. (2) 1. Actual figures for 2004 - 2007 are based on pro forma figures 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006.  2007 pro forma figure based on Jefferies & Co report dated 27 January 2009. 2. Jefferies & Co report dated 27 January 2009 3. Defined as EBITDA - capex 15 Q1 2008  Highly Confidential KPN00191241

Mergers & Acquisitions kpn Preliminary  Financial comparison (cont’d) Gross margin 16.00% 14.00% 12.00% 10.00% 8.00%  12.1% 9.1% 10.3% 10.2% 10.3% 9.8% 9.6% 9.8% 10.2% 10.2% 10 2% 10.6% 10.8% 10.8% 10.8% 10.8% 10.8% 2004A 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E Business case (and actuals) Jefferies and Co. (1) EBITDA margin 10.00% 8.00% 6.00% 4.00% 2.00% 0.00% 6.4% 3.4% 4.7% 3.8% 2.9% 3.8% 3.5% 3.8% 3.7% 3 6% 3.0%3.2%3.2%32%3.2%3.2% 2004A 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E Business case (and actuals) Jefferies and Co. 1 Source: Years 2004PF - 2006PF Volcano Supervisory Board presentation dated 6 Dec 2006, 2007 PF and 2009E 2015E Jefferies & Co report dated 27 Jan 2009 and 2008A 10-K 2008 iBasis 16 Q1 2008  Highly Confidential KPN00191242

Mergers & Acquisitions kpn Preliminary Financial comparison (cont’d) Jefferies and Co. forecast ($m) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 2013E 2014E Revenue 994.2 1,140.6 1,298.9 1,390.6 1,323.6 1,257.1 1,275.4 1,289.2 1,303.6 1,316.1 1,328.6 Growth 14.7% 13.9% 7.1% -4.8% (5.0%) 1.5% 1.1% 1.1% 1.0% 0.9% Gross margin 120.6 103.3 133.4 142.4 136.3 133.4 137.4 139.0 140.6 142.0 143.4 Margin 12.1% 9.1% 10.3% 10.2% 10.3% 10.6% 10.8% 10.8% 10.8% 10.8% 10.8% Operating expenses 57.2 64.4 72.5 90.1 98.2 95.6 96.8 97.8 98.9 99.9 100.8 Operating EBITDA 63.4 38.9 60.9 52.3 38.1(2) 37.8 40.6 41.2 41.7 42.1 42.6 Margin 6.4% 3.4% 4.7% 3.8% 2.9% 3.0% 3.2% 3.2% 3.2% 3.2% 3.2% Depreciation 24.6 18.8 17.4 n.a. 32.0 32.2 32.9 33.3 31.2 28.8 27.6 Operating EBIT 38.8 20.1 43.5 n.a. 6.1 (2) 5.6 7.7 7.9 10.5 13.3 15.0 Margin 3.9% 1.8% 3.3% n a 0.5% 0.4% 0.6% 0.6% 0.8% 1.0% 1.1% Capex (7.5) (8.3) (14.8) n.a. (16.0). (15.0) (18.0) (21.0) (24.0) (26.3) (28.3) EBITDA Capex 55.9 30.6 46.1 n.a. 22.2 (2) 22.8 22.6 20.2 17.7 15.8 14.3 WACC 15% Terminal growth rate 0% Terminal Value 28.3 Firm Value ($mn) 64.0 Net debt (cash) (41.0) Equity value 105.0 1. Source. Years 2004PF - 2006PF Volcano Supervisory Board presentation dated 6 Dec 2006, 2007PF and 2009E - 2015E Jefferies & Co. report dated 27 Jan 2009 and 2008A 10-K 2008 iBasis 2. Excludes goodwill impairment of $ 214.8 mn 17 Q1 2008  Highly Confidential KPN00191243

Mergers & Acquisitions kpn Preliminary Base case financials (1) ($ mn) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E Revenue 994.2 1,140.6 1,298.9 1,390.6 1,323.6 1,317.3 1,318.5 1,320.2 1,322.4 1,325.0 1,338.5 1.357.0 Growth 14.7% 13.9% 7.1% (4.8%) (0.5%) 0.1% 0.1% 0.2% 0.2% 1.0% 1 4% Gross margin 120.6 103.3 133.4 142.4 136.3 129.7 126.7 126.4 130.0 135.3 136.7 138.6 Margin 12.1% 9.1% 10.3% 10.2% 10.3% 9.8% 9.6% 9.6% 9.8% 10.2% 10.2% 10.2% Operating expenses 57.2 64.4 72.5 90.1 98.2 79.1 81.1 82.7 83.9 85.5 87.5 90.0 Operating EBITDA 63.4 38.9 60.9 52.3 38.1 (2) 50.6 45.6 43.7 46.1 49.8 49.2 48.6 Margin 6.4% 3.4% 4.7% 3.8% 2.9% 3.8% 3.5% 3.3% 3.5% 3.8% 3.7% 3.6% Depreciation 24.6 18.8 17.4 n.a. 32.0 38.0 39.4 31.8 28.6 20.9 21 0 17.0 Operating EBIT 38.8 20.1 43.5 n.a. 6.1 (2) 12.6 6.2 11.9 17.5 28.9 28.2 31.6 Margin 3.9% 1.8% 3.3% n a 0.5% 1.0% 0.5% 0.9% 1.3% 2.2% 2.1% 2.3% Capex (7.5) (8.3) (14.8) n.a. (16.6) 15.0 15.3 16.1 17.4 18.2 17.6 17.6 EBITDA - Capex 55.9 30.6 46.1 n.a. 22.2 (2) 65.6 60.9 59.8 63.5 67.9 66.8 66.2 WACC 16% Terminal growth rate 2% NPV Terminal Value 50.1 Firm Value ($ mn) 160 6 Net debt (cash) (27.0) Equity value 187.6 1. Source. Years 2004PF - 2006PF Volcano Supervisory Board presentation dated 6 Dec 2006, 2007PF Jefferies & Co. report dated 27 Jan 2009, 2008A 10-K 2008 iBasis and 2009E- 20150 own estimations 2. Excludes goodwill impairment of $ 214.8 mn 18 Q1 2008  Highly Confidential KPN00191244